UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015 (April 1, 2015)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (d)
Appointment of Hugh R. Frater as Independent Director and Non-Executive Chairman and Appointment of Julie G. Richardson as Independent Director
On April 1, 2015, the Board of Directors (the “Board”) of American Realty Capital Properties, Inc. (the “Company”) appointed each of Hugh R. Frater and Julie G. Richardson as an independent director of the Company, with immediate effect.
Mr. Frater was appointed as Non-Executive Chairman of the Board and to the Board’s Audit Committee and its Nominating and Corporate Governance Committee. Mr. Frater is currently Chairman of Berkadia Commercial Mortgage LLC.
Ms. Richardson was appointed to the Board’s Compensation Committee and its Nominating and Corporate Governance Committee. Ms. Richardson currently serves on the board of The Hartford Financial Services Group.
In connection with Mr. Frater’s appointment as Non-Executive Chairman, William G. Stanley stepped down from his position as Interim Chairman of the Board and Thomas A. Andruskevich stepped down from his position as Interim Lead Independent Director. Mr. Stanley resumed his position as an independent director and a member of the Board’s Nominating and Corporate Governance Committee. Mr. Andruskevich continues to serve as Chairman of the Board’s Compensation Committee and Nominating and Corporate Governance Committee, and joined the Board’s Audit Committee effective April 1, 2015.
In accordance with the Company’s non-employee director compensation policy, each of Mr. Frater and Ms. Richardson will be entitled to receive an annual cash retainer at the rate of $60,000 per annum, an annual equity retainer at the rate of $110,000 per annum (prorated based upon service in 2015) in the form of fully vested deferred stock units subject to a three-year holding period requirement, and fees for attending meetings of the Board and Board committees. As Non-Executive Chairman, Mr. Frater also will be entitled to receive an annual cash leadership premium at the rate of $150,000 per annum (prorated based upon service in 2015). All directors are subject to stock ownership guidelines requiring each of them to hold common equity securities of the Company (including restricted stock and deferred stock units) equal to at least five times the annual cash retainer for service as a director, to be achieved within five years of joining the Board.
On April 1, 2015, the Company also entered into its standard form of director indemnification agreement with each of Mr. Frater and Ms. Richardson, which was described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 16, 2015.
There is no arrangement or understanding between either Mr. Frater or Ms. Richardson and any other person pursuant to which Mr. Frater or Ms. Richardson was selected as a director. Neither Mr. Frater nor Ms. Richardson has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Additional information about Mr. Frater and Ms. Richardson and the composition of the Board is contained in the press release issued by the Company on April 1, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 8.01. Other Events.
In light of the appointments effective April 1, 2015 of Glenn J. Rufrano as Chief Executive Officer and a director of the Company and of Hugh R. Frater as the Non-Executive Chairman of the Board, and the resignations of William G. Stanley as Interim Chief Executive Officer of the Company and Interim Chairman of the Board and of Thomas A. Andruskevich as Interim Lead Interim Director, the previously disclosed special activity compensation payable to Messrs. Stanley and Andruskevich ceased as of the close of business on March 31, 2015. As of April 1, 2015, Messrs. Stanley and Andruskevich resumed being entitled to receive the compensation payable pursuant to the Company’s non-employee director compensation policy.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: April 7, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 1, 2015

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